Moody 10-Q

Exhibit 10.4

THIS DOCUMENT PREPARED BY AND RECORDING REQUESTED BY AND WHEN RECORDED MAIL TO: Sonnenschein Nath & Rosenthal LLP Two World Financial Center New York, New York 10281 Attention: Peter Mignone, Esq.
MOODY NATIONAL RI PERIMETER HOLDING, LLC and MOODY NATIONAL RI PERIMETER MASTER TENANT, LLC individually and collectively, as Borrower to CITICORP NORTH AMERICA, INC., as Lender

DEED TO SECURE DEBT AND SECURITY AGREEMENT

Dated: As of May 27, 2010
Property Location: Residence Inn Atlanta Perimeter Center 6096 Barfield Road Northeast Atlanta, Georgia County: Fulton

THE NAMES OF THE DEBTOR AND THE SECURED PARTY, THE MAILING ADDRESS OF THE SECURED PARTY FROM WHICH INFORMATION CONCERNING THE SECURITY INTEREST MAY BE OBTAINED, THE MAILING ADDRESS OF THE DEBTOR AND A STATEMENT INDICATING THE TYPES, OR DESCRIBING THE ITEMS, OF COLLATERAL, ARE AS DESCRIBED IN THE PREAMBLE AND SECTION 1.3 HEREOF IN COMPLIANCE WITH THE REQUIREMENTS OF ARTICLE 9, SECTION 502 OF THE UNIFORM COMMERCIAL CODE, TITLE 11 OF THE CODE OF GEORGIA.  THE MATURITY DATE OF THE NOTE SECURED BY THIS DEED TO SECURE DEBT AND SECURITY AGREEMENT IS JUNE 6, 2015.

NOTE TO TAX COMMISSIONER:  THIS INSTRUMENT SECURES A “LONG-TERM NOTE SECURED BY REAL ESTATE” AS SUCH TERM IS DEFINED IN OFFICIAL CODE OF GEORGIA ANNOTATED SECTION 48-6-60.  CONSEQUENTLY, INTANGIBLES TAX IS DUE AND BEING PAID UPON THE RECORDATION OF THIS INSTRUMENT IN THE AMOUNT OF $15,000.00.  SEE OFFICIAL CODE OF GEORGIA ANNOTATED SECTION 48-6-61.  THIS TAX IS BEING PAID TO FULTON COUNTY, GEORGIA.

THIS DEED TO SECURE DEBT AND SECURITY AGREEMENT (this “Security Instrument”) is made as of this 27th day of May, 2010, by MOODY NATIONAL RI PERIMETER HOLDING, LLC, a Delaware limited liability company, having its principal place of business at c/o Moody National Realty Company, L.P., 6363 Woodway, Suite 110, Houston, Texas 77057 (“Holdco”) and MOODY NATIONAL RI PERIMETER MASTER TENANT, LLC, a Delaware limited liability company, having its principal place of business at c/o Moody National Realty Company, L.P., 6363 Woodway, Suite 110, Houston, Texas 77057 (“Tenantco”; Holdco and Tenantco, individually and collectively, as the context may require, being referred to herein as “Borrower”), as grantor, to CITICORP NORTH AMERICA, INC., a Delaware corporation, having an address at 388 Greenwich Street, 11th Floor, New York, New York 10013 (together with its successors and assigns, “Lender”), as grantee.  All capitalized terms not defined herein shall have the respective meanings set forth in the Loan Agreement (defined below).

RECITALS:

WHEREAS, Holdco is the fee owner of the real property described in Exhibit A attached hereto (the “Land”).

WHEREAS, Tenantco is the owner of the leasehold estate in said real property pursuant to that certain Hotel Lease Agreement by and between Holdco, as landlord, and Tenantco, as tenant, dated as of the date hereof, a memorandum of which is to be recorded immediately prior to the recording hereof in the public records of Fulton County, Georgia (the “Ground Lease”).

WHEREAS, this Security Instrument is given to Lender to secure a certain loan (the “Loan”) advanced pursuant to a certain loan agreement between Borrower and Lender (as the same may have been or may be amended, restated, replaced, supplemented or otherwise modified from time to time, the “Loan Agreement”), which such Loan is evidenced by, among other things, a certain Promissory Note executed in connection with the Loan Agreement (together with all extensions, renewals, replacements, restatements or other modifications thereof, whether one or more being hereinafter collectively referred to as the “Note”);

WHEREAS, Borrower desires to secure the payment of the outstanding principal amount set forth in, and evidenced by, the Loan Agreement and the Note together with all interest accrued and unpaid thereon and all other sums due to Lender in respect of the Loan under the Note, the Loan Agreement, this Security Instrument or any of the other Loan Documents (defined below) (collectively, the “Debt”) and the performance of all of the obligations due under the Note, the Loan Agreement and all other documents, agreements and certificates executed and/or delivered in connection with the Loan (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, collectively, the “Loan Documents”); and

WHEREAS, this Security Instrument is given pursuant to the Loan Agreement, and payment, fulfillment, and performance of the obligations due thereunder and under the other Loan Documents are secured hereby in accordance with the terms hereof.

NOW THEREFORE, in consideration of the making of the Loan by Lender and the covenants, agreements, representations and warranties set forth in this Security Instrument:

Article 1  –  Grants of Security

Section 1.1.            Property Granted.

(A)           Tenantco does hereby irrevocably mortgage, grant, bargain, sell, pledge, assign, warrant, transfer and convey to Lender, and grant a security interest to Lender in the Ground Lease and the leasehold estate created thereby in the Land;

(B)           Holdco does hereby irrevocably mortgage, grant, bargain, sell, pledge, assign, warrant, transfer and convey to Lender and grant a security interest to Lender in all right, title, interest and fee estate of Owner, now owned or hereafter acquired in and to the Land;

TOGETHER WITH all right, title, interest and estate of each Borrower now owned or hereafter acquired, in and to the following property, rights, interests and estate (the foregoing fee and leasehold interests in the Land together with the following property, rights, interests and estates being hereinafter collectively referred to as the "Property"):

(a)           Land.  The real property described in Exhibit A attached hereto and made a part hereof (collectively, the “Land”);

(b)           Ground Lease.  The Ground Lease and the leasehold estate created thereby (the “Leasehold Estate”) in the Land, including all assignments, modifications, extensions and renewals of the Ground Lease and all credits, deposits, options, proceeds, privileges and rights of Tenantco as tenant under the Ground Lease, including, but not limited to, the right, if any, to renew or extend the Ground Lease for a succeeding term or terms, and also including all the right, title, claim or demand whatsoever of Tenantco either in law or in equity, in possession or expectancy, of, in and to Tenantco’s right, as tenant under the Ground Lease, to elect under Section 365(h)(1) of Title 11 U.S.C.A. § 101 et seq. and the regulations adopted and promulgated thereto (as the same may be amended from time to time, the “Bankruptcy Code”) to terminate or treat the Ground Lease as terminated or to consent to the transfer of Holdco’s interest in the Land and the Improvements free and clear of the Ground Lease under Section 363 of the Bankruptcy Code in the event (i) of the bankruptcy, reorganization or insolvency of Holdco, and (ii) (A) the rejection of the Ground Lease by Holdco, as debtor in possession, or by a trustee for such Holdco, pursuant to Section 365 of the Bankruptcy Code or (B) any attempt by Holdco, as debtor in possession, or by a trustee for Holdco, to transfer Holdco’s interest in the Land and the Improvements under Section 363 of the Bankruptcy Code;

(c)           Additional Land.  All additional lands, estates and development rights hereafter acquired by Borrower for use in connection with the Land and the development of the Land and all additional lands and estates therein which may, from time to time, by supplemental deed to secure debt or otherwise be expressly made subject to the lien of this Security Instrument;

(d)           Improvements.  The buildings, structures, fixtures, additions, enlargements, extensions, modifications, repairs, replacements and improvements now or hereafter erected or located on the Land (collectively, the “Improvements”);

(e)           Easements.  All easements, rights-of-way or use, rights, strips and gores of land, streets, ways, alleys, passages, sewer rights, water, water courses, water rights and powers, air rights and development rights, and all estates, rights, titles, interests, privileges, liberties, servitudes, tenements, hereditaments and appurtenances of any nature whatsoever, in any way now or hereafter belonging, relating or pertaining to the Land and the Improvements, including but not limited to, those arising under or by virtue of the Ground Lease, and the reversions and remainders, and all land lying in the bed of any street, road or avenue, opened or proposed, in front of or adjoining the Land, to the center line thereof and all the estates, rights, titles, interests, rights of dower, rights of curtesy, property, possession, claim and demand whatsoever, both at law and in equity, of Borrower of, in and to the Land and the Improvements, , including but not limited to, those arising under or by virtue of the Ground Lease,and every part and parcel thereof, with the appurtenances thereto;

(f)           Fixtures and Personal Property.  All machinery, equipment, fixtures (including, but not limited to, all heating, air conditioning, plumbing, lighting, communications and elevator fixtures), furniture, software used in or to operate any of the foregoing and other property of every kind and nature whatsoever owned by Borrower, or in which Borrower has or shall have an interest, now or hereafter located upon the Land and the Improvements, or appurtenant thereto, and usable in connection with the present or future operation and occupancy of the Land and the Improvements and all building equipment, materials and supplies of any nature whatsoever owned by Borrower, or in which Borrower has or shall have an interest, now or hereafter located upon the Land and the Improvements, or appurtenant thereto, or usable in connection with the present or future operation and occupancy of the Land and the Improvements (collectively, the “Personal Property”), and the right, title and interest of Borrower in and to any of the Personal Property which may be subject to any security interests, as defined in the Uniform Commercial Code, as adopted and enacted by the state or states where any of the Property is located (the “Uniform Commercial Code”), and all proceeds and products of the above;

(g)           Leases and Rents.  All leases, subleases, subsubleases, lettings, licenses, concessions or other agreements (whether written or oral) pursuant to which any Person is granted a possessory interest in, or right to use or occupy all or any portion of the Land and the Improvements, and every modification, amendment or other agreement relating to such leases, subleases, subsubleases, or other agreements entered into in connection with such leases, subleases, subsubleases, or other agreements and every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto, heretofore or hereafter entered into, whether before or after the filing by or against Borrower of any petition for relief under any Creditors Rights Laws (collectively, the “Leases”) and all right, title and interest of Borrower, its successors and assigns therein and thereunder, including, without limitation, cash or securities deposited thereunder to secure the performance by the lessees of their obligations thereunder and all rents, additional rents, rent equivalents, moneys payable as damages or in lieu of rent or rent equivalents, royalties (including, without limitation, all oil and gas or other mineral royalties and bonuses), income, receivables, receipts, revenues, deposits (including, without limitation, security, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, and other consideration of whatever form or nature received by or paid to or for the account of or benefit of Borrower or its agents or employees from any and all sources arising from or attributable to the Property, including, all receivables, customer obligations, installment payment obligations and other obligations now existing or hereafter arising or created out of the sale, lease, sublease, license, concession or other grant of the right of the use and occupancy of property or rendering of services by Borrower or Manager and proceeds, if any, from business interruption or other loss of income insurance whether paid or accruing before or after the filing by or against Borrower of any petition for relief under any Creditors Rights Laws (collectively, the “Rents”) and all proceeds from the sale or other disposition of the Leases and the right to receive and apply the Rents to the payment of the Debt;

(h)           Insurance Proceeds.  All insurance proceeds in respect of the Property under any insurance policies covering the Property, including, without limitation, the right to receive and apply the proceeds of any insurance, judgments, or settlements made in lieu thereof, for damage to the Property (collectively, the “Insurance Proceeds”);

(i)           Condemnation Awards.  All condemnation awards, including interest thereon, which may heretofore and hereafter be made with respect to the Property by reason of any taking or condemnation, whether from the exercise of the right of eminent domain (including, but not limited to, any transfer made in lieu of or in anticipation of the exercise of the right), or for a change of grade, or for any other injury to or decrease in the value of the Property (collectively, the “Awards”);

(j)           Tax Certiorari.  All refunds, rebates or credits in connection with reduction in real estate taxes and assessments charged against the Property as a result of tax certiorari or any applications or proceedings for reduction;

(k)           Rights.  The right, in the name and on behalf of Borrower, to appear in and defend any action or proceeding brought with respect to the Property and to commence any action or proceeding to protect the interest of Lender in the Property;

(l)           Agreements.  All agreements, contracts, certificates, instruments, franchises, permits, licenses, plans, specifications and other documents, now or hereafter entered into, and all rights therein and thereto, respecting or pertaining to the use, occupation, construction, management or operation of the Land and any part thereof and any Improvements or any business or activity conducted on the Land and any part thereof and all right, title and interest of Borrower therein and thereunder, including, without limitation, the right, upon the happening of any default hereunder, to receive and collect any sums payable to Borrower thereunder;

(m)           Intangibles.  All tradenames, trademarks, servicemarks, logos, copyrights, goodwill, books and records and all other general intangibles relating to or used in connection with the operation of the Property;

(n)           Accounts.  All (I) reserves, escrows and deposit accounts maintained by or on behalf of Borrower with respect to the Property, including, without limitation, any and all reserve accounts maintained in connection with the Management

Agreement and/or the Personal Property; together with all deposits or wire transfers made to such accounts and all cash, checks, drafts, certificates, securities, investment property, financial assets, instruments and other property held therein from time to time and all proceeds, products, distributions or dividends or substitutions thereon and thereof and (II) right, title and interest of Borrower arising from the operation of the Land and the Improvements in and to all payments for goods or property sold or leased or for services rendered, whether or not yet earned by performance, and not evidenced by an instrument or chattel paper, (hereinafter referred to as “Accounts Receivable”) including, without limiting the generality of the foregoing, (A) all accounts, contract rights, book debts, and notes arising from the operation of a hotel on the Land and the Improvements or arising from the sale, lease or exchange of goods or other property and/or the performance of services, (B) Borrower’s rights to payment from any consumer credit/charge card organization or entities which sponsor and administer such cards as the American Express Card, the Visa Card and the Mastercard, (C) Borrower’s rights in, to and under all purchase orders for goods, services or other property, (D) Borrower’s rights to any goods, services or other property represented by any of the foregoing, (E) monies due to or to become due to Borrower under all contracts for the sale, lease or exchange of goods or other property and/or the performance of services including the right to payment of any interest or finance charges in respect thereto (whether or not yet earned by performance on the part of Borrower) and (F) all collateral security and guaranties of any kind given by any person or entity with respect to any of the foregoing. Accounts Receivable shall include those now existing or hereafter created, substitutions therefor, proceeds (whether cash or non-cash, movable or immovable, tangible or intangible) received upon the sale, exchange, transfer, collection or other disposition or substitution thereof and any and all of the foregoing and proceeds therefrom (collectively, the “Accounts”);

(o)           Security Interests. All right, title and interest of either Borrower as secured party in any collateral securing any obligation of either Borrower under the Ground Lease; and

(p)           Proceeds.  All proceeds of any of the foregoing items set forth in subsections (a) through (o) including, without limitation, Insurance Proceeds and Awards, into cash or liquidation claims;

(q)           Other Rights.  Any and all other rights of Borrower in and to the items set forth in subsections (a) through (p) above.

Section 1.2.            Assignment of Rents.  Borrower hereby absolutely and unconditionally assigns to Lender all of Borrower’s right, title and interest in and to all current and future Leases and Rents; it being intended by Borrower that this assignment constitutes a present, absolute assignment and not an assignment for additional security only.  Nevertheless, subject to the terms of the Loan Agreement and Section 8.1(h) of this Security Instrument, Lender grants to Borrower a revocable license to (i) collect, receive, use and enjoy the Rents and Borrower shall hold the Rents, or a portion thereof sufficient to discharge all current sums due on the Debt, for use in the payment of such sums, and (ii) enforce the terms of the Leases.

Section 1.3.            Security Agreement.  This Security Instrument is both a deed to secure debt and a “security agreement” within the meaning of the Uniform Commercial Code.  The Property includes both real and personal property and all other rights and interests, whether tangible or intangible in nature, of Borrower in the Property.  By executing and delivering this Security Instrument, Borrower hereby grants to Lender, as security for the Obligations (hereinafter defined), a security interest in the Personal Property to the full extent that the Personal Property may be subject to the Uniform Commercial Code.

Section 1.4.            Fixture Filing.  Certain of the Property is or will become “fixtures” (as that term is defined in the Uniform Commercial Code) on the Land, and this Security Instrument, upon being filed for record in the real estate records of the city or county wherein such fixtures are situated, shall operate also as a financing statement filed as a fixture filing in accordance with the applicable provisions of said Uniform Commercial Code upon such of the Property that is or may become fixtures.

Section 1.5.            Conditions to Grant.  TO HAVE AND TO HOLD the above granted and described Property unto and to the use and benefit of Lender and its successors and assigns, forever;  PROVIDED, HOWEVER, these presents are upon the express condition that, if Lender shall be well and truly paid the Debt at the time and in the manner provided in the Note, the Loan Agreement and this Security Instrument, if Borrower shall well and truly perform the Other Obligations as set forth in this Security Instrument and shall well and truly abide by and comply with each and every covenant and condition set forth herein and in the Note, the Loan Agreement and the other Loan Documents, these presents and the estate hereby granted shall cease, terminate and be void.  THIS CONVEYANCE is intended to operate and is to be construed as a deed passing title to the Property to Lender; is made under those provisions of the existing laws of the State of Georgia relating to deeds to secure debt, and is not a mortgage.

Article 2  –  Debt and Obligations Secured

Section 2.1.            Debt.  This Security Instrument and the grants, assignments and transfers made in Article 1 are given for the purpose of securing the Debt.

Section 2.2.            Other Obligations.  This Security Instrument and the grants, assignments and transfers made in Article 1 are also given for the purpose of securing the performance of the following (the “Other Obligations”): (a) all other obligations of Borrower contained herein; (b) each obligation of Borrower contained in the Loan Agreement and any other Loan Document; and (c) each obligation of Borrower contained in any renewal, extension, amendment, modification, consolidation, change of, or substitution or replacement for, all or any part of the Note, the Loan Agreement or any other Loan Document.

Section 2.3.            Debt and Other Obligations.  Borrower’s obligations for the payment of the Debt and the performance of the Other Obligations shall be referred to collectively herein as the “Obligations.”

Section 2.4.            Payment of Debt.  Borrower will pay the Debt at the time and in the manner provided in the Loan Agreement, the Note and this Security Instrument.

Section 2.5.            Incorporation by Reference.  All the covenants, conditions and agreements contained in (a) the Loan Agreement, (b) the Note and (c) all and any of the other Loan Documents, are hereby made a part of this Security Instrument to the same extent and with the same force as if fully set forth herein.

Article 3  –  Property Covenants

Borrower covenants and agrees that:

Section 3.1.            Insurance.  Borrower shall obtain and maintain, or cause to be obtained and maintained, in full force and effect at all times insurance with respect to Borrower and the Property as required pursuant to the Loan Agreement.

Section 3.2.            Taxes and Other Charges.  Borrower shall pay all real estate and personal property taxes, assessments, water rates or sewer rents (collectively “Taxes”), ground rents, maintenance charges, impositions (other than Taxes), and any other charges, including, without limitation, vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Property (collectively, “Other Charges”), now or hereafter levied or assessed or imposed against the Property or any part thereof in accordance with the Loan Agreement.

Section 3.3.            Leases.  Borrower shall not (and shall not permit any other applicable Person to) enter in any Leases for all or any portion of the Property unless in accordance with the provisions of the Loan Agreement.

Section 3.4.            Warranty of Title.  Borrower has good, indefeasible, marketable and insurable title to the Property and has the right to grant, bargain, sell, pledge, assign, warrant, transfer and convey the same.  Holdco possesses an unencumbered fee simple absolute estate in the Land and the Improvements except for the Permitted Encumbrances, such other liens as are permitted pursuant to the Loan Documents and the liens created by the Loan Documents.  Tenantco possesses an unencumbered leasehold estate (created by and pursuant to the terms of the Ground Lease) in the Land and the Improvements except for the Permitted Encumbrances, such other liens as are permitted pursuant to the Loan Documents and the liens created by the Loan Documents.  This Security Instrument, when properly recorded in the appropriate records, together with any Uniform Commercial Code financing statements required to be filed in connection therewith, will create (a) a valid, perfected first priority lien on the Property, subject only to Permitted Encumbrances and the liens created by the Loan Documents and (b) perfected security interests in and to, and perfected collateral assignments of, all personalty (including the Leases), all in accordance with the terms thereof, in each case subject only to any applicable Permitted Encumbrances, such other liens as are permitted pursuant to the Loan Documents and the liens created by the Loan Documents.  Borrower shall forever warrant, defend and preserve the title and the validity and priority of the lien of this Security Instrument and shall forever warrant and defend the same to Lender against the claims of all Persons whomsoever.

Article 4  –  Further Assurances

Section 4.1.            Compliance with Loan Agreement.  Borrower shall comply with all covenants set forth in the Loan Agreement relating to acts or other further assurances to be made on the part of Borrower in order to protect and perfect the lien or security interest hereof upon, and in the interest of Lender in, the Property.

Section 4.2.            Authorization to File Financing Statements; Power of Attorney.  Borrower hereby authorizes Lender at any time and from time to time to file any initial financing statements, amendments thereto and continuation statements as authorized by applicable law, as applicable to all or part of the Personal Property and as necessary or required in connection herewith.  For purposes of such filings, Borrower agrees to furnish any information requested by Lender promptly upon request by

Lender.  Borrower also ratifies its authorization for Lender to have filed any like initial financing statements, amendments thereto or continuation statements, if filed prior to the date of this Security Instrument.  Borrower hereby irrevocably constitutes and appoints Lender and any officer or agent of Lender, with full power of substitution, as its true and lawful attorneys-in-fact with full irrevocable power and authority in the place and stead of Borrower or in Borrower’s own name to execute in Borrower’s name any such documents and otherwise to carry out the purposes of this Section 4.2, to the extent that Borrower’s authorization above is not sufficient and Borrower fails or refuses to promptly execute such documents.  To the extent permitted by law, Borrower hereby ratifies all acts said attorneys-in-fact have lawfully done in the past or shall lawfully do or cause to be done in the future by virtue hereof.  This power of attorney is a power coupled with an interest and shall be irrevocable.

Article 5  –  Due On Sale/Encumbrance

Section 5.1.            No Sale/Encumbrance.  Except in accordance with the express terms and conditions contained in the Loan Agreement, Borrower shall not cause or permit a sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment, or grant of any options with respect to, or any other transfer or disposition (directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, and whether or not for consideration or of record) of a legal or beneficial interest in the Property or any part thereof, Borrower, any constituent owner or other holder of a direct or indirect equity interest in Borrower, any indemnitor or other guarantor of the Loan, any constituent owner or other holder of a direct or indirect equity interest in such indemnitor or guarantor, any manager or operating lessee of the Property that is affiliated with Borrower or any constituent owner or other holder of a direct or indirect equity interest in such manager or such operating lessee.

Article 6  –  Prepayment; Release of Property

Section 6.1.            Prepayment.  The Debt may not be prepaid in whole or in part except in strict accordance with the express terms and conditions of the Note and the Loan Agreement.

Section 6.2.            Release of Property.  Borrower shall not be entitled to a release of any portion of the Property from the lien of this Security Instrument except in accordance with terms and conditions of the Loan Agreement.

Article 7  –  Default

Section 7.1.            Event of Default.  The term “Event of Default” as used in this Security Instrument shall have the meaning assigned to such term in the Loan Agreement.

Article 8  –  Rights And Remedies Upon Default

Section 8.1.            Remedies.  Upon the occurrence and during the continuance of any Event of Default, Borrower agrees that Lender may take such action, without notice or demand, as it deems advisable to protect and enforce its rights against Borrower and in and to the Property, including, but not limited to, the following actions, each of which may be pursued concurrently or otherwise, at such time and in such order as Lender may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of Lender:

(a)           declare the entire unpaid Debt to be immediately due and payable;

(b)           institute proceedings, judicial or otherwise, for the complete foreclosure of this Security Instrument under any applicable provision of law, in which case the Property or any interest therein may be sold for cash or upon credit in one or more parcels or in several interests or portions and in any order or manner;

(c)           with or without entry, to the extent permitted and pursuant to the procedures provided by applicable law, institute proceedings for the partial foreclosure of this Security Instrument for the portion of the Debt then due and payable, subject to the continuing lien and security interest of this Security Instrument for the balance of the Debt not then due, unimpaired and without loss of priority;

(d)           sell for cash or upon credit the Property or any part thereof and all estate, claim, demand, right, title and interest of Borrower therein and rights of redemption thereof, pursuant to power of sale or otherwise, at one or more sales, as an entirety or in parcels, at such time and place, upon such terms and after such notice thereof as may be required or permitted by law;

(e)           institute an action, suit or proceeding in equity for the specific performance of any covenant, condition or agreement contained herein, in the Note, the Loan Agreement or in the other Loan Documents;

(f)           recover judgment on the Note either before, during or after any proceedings for the enforcement of this Security Instrument or the other Loan Documents;

(g)           apply for the appointment of a receiver, trustee, liquidator or conservator of the Property, without notice and without regard for the adequacy of the security for the Debt and without regard for the solvency of Borrower, any guarantor or indemnitor under the Loan or any other Person liable for the payment of the Debt;

(h)           the license granted to Borrower under Section 1.2 hereof shall automatically be revoked and Lender may enter into or upon the Property, either personally or by its agents, nominees or attorneys and dispossess Borrower and its agents and servants therefrom, without liability for trespass, damages or otherwise and exclude Borrower and its agents or servants wholly therefrom, and take possession of all books, records and accounts relating thereto and Borrower agrees to surrender possession of the Property and of such books, records and accounts to Lender upon demand, and thereupon Lender may (i) use, operate, manage, control, insure, maintain, repair, restore and otherwise deal with all and every part of the Property and conduct the business thereat; (ii) complete any construction on the Property in such manner and form as Lender deems advisable; (iii) make alterations, additions, renewals, replacements and improvements to or on the Property; (iv) exercise all rights and powers of Borrower with respect to the Property, whether in the name of Borrower or otherwise, including, without limitation, the right to make, cancel, enforce or modify Leases, obtain and evict tenants, and demand, sue for, collect and receive all Rents of the Property and every part thereof; (v) require

Borrower to pay monthly in advance to Lender, or any receiver appointed to collect the Rents, the fair and reasonable rental value for the use and occupation of such part of the Property as may be occupied by Borrower; (vi) require Borrower to vacate and surrender possession of the Property to Lender or to such receiver and, in default thereof, Borrower may be evicted by summary proceedings or otherwise; and (vii) apply the receipts from the Property to the payment of the Debt, in such order, priority and proportions as Lender shall deem appropriate in its sole discretion after deducting therefrom all expenses (including reasonable attorneys’ fees) incurred in connection with the aforesaid operations and all amounts necessary to pay the Taxes, Other Charges, insurance and other expenses in connection with the Property, as well as just and reasonable compensation for the services of Lender, its counsel, agents and employees;

(i)           apply any sums then deposited or held in escrow or otherwise by or on behalf of Lender in accordance with the terms of the Loan Agreement, this Security Instrument or any other Loan Document and/or the Accounts to the payment of the following items in any order in its sole discretion: (i) Taxes and Other Charges; (ii) insurance premiums; (iii) interest on the unpaid principal balance of the Note; (iv) amortization of the unpaid principal balance of the Note; (v) all other sums payable pursuant to the Note, the Loan Agreement, this Security Instrument and the other Loan Documents, including without limitation advances made by Lender pursuant to the terms of this Security Instrument;

(j)           surrender the insurance policies maintained pursuant to the Loan Agreement, collect the unearned insurance premiums for such insurance policies and apply such sums as a credit on the Debt in such priority and proportion as Lender in its discretion shall deem proper, and in connection therewith, Borrower hereby appoints Lender as agent and attorney-in-fact (which is coupled with an interest and is therefore irrevocable) for Borrower to collect such insurance premiums;

(k)           apply the undisbursed balance of any deposit made by Borrower with Lender in connection with the restoration of the Property after a casualty thereto or condemnation thereof, together with interest thereon, to the payment of the Debt in such order, priority and proportions as Lender shall deem to be appropriate in its discretion; and/or

(l)           pursue such other remedies as Lender may have under Applicable Law.

In the event of a sale, by foreclosure, power of sale or otherwise, of less than all of Property, this Security Instrument shall continue as a lien and security interest on the remaining portion of the Property unimpaired and without loss of priority.  Notwithstanding the provisions of this Section to the contrary, if any Event of Default as described in Section 10.1(f) of the Loan Agreement shall occur, the entire unpaid Debt shall be automatically due and payable, without any further notice, demand or other action by Lender.

Section 8.2.            Application of Proceeds.  The purchase money, proceeds and avails of any disposition of the Property, and or any part thereof, or any other sums collected by Lender pursuant to the Note, this Security Instrument or the other Loan Documents, may be applied by Lender to the payment of the Debt in such priority and proportions as Lender in its discretion shall deem proper.

Section 8.3.            Right to Cure Defaults.  Upon the occurrence and during the continuance of any Event of Default, Lender may, but without any obligation to do so and without notice to or demand on Borrower and without releasing Borrower from any obligation hereunder, make any payment or do any act required of Borrower hereunder in such manner and to such extent as Lender may deem necessary to protect the security hereof.  Lender is authorized to enter upon the Property for such purposes, or appear in, defend, or bring any action or proceeding to protect its interest in the Property or to foreclose this Security Instrument or collect the Debt, and the cost and expense thereof (including reasonable attorneys’ fees to the extent permitted by law), with interest as provided in this Section 8.3, shall constitute a portion of the Debt and shall be due and payable to Lender upon demand.  All such costs and expenses incurred by Lender in remedying such Event of Default or such failed payment or act or in appearing in, defending, or bringing any such action or proceeding shall bear interest at any default rate specified in the Loan Agreement, if any (the “Default Rate”), for the period after notice from Lender that such cost or expense was incurred to the date of payment to Lender.  All such costs and expenses incurred by Lender together with interest thereon calculated at the Default Rate shall be deemed to constitute a portion of the Debt and be secured by this Security Instrument and the other Loan Documents and shall be immediately due and payable upon demand by Lender therefor.

Section 8.4.            Actions and Proceedings.  Lender has the right to appear in and defend any action or proceeding brought with respect to the Property and to bring any action or proceeding, in the name and on behalf of Borrower, which Lender, in its discretion, decides should be brought to protect its interest in the Property.

Section 8.5.            Recovery of Sums Required To Be Paid.  Lender shall have the right from time to time to take action to recover any sum or sums which constitute a part of the Debt as the same become due, without regard to whether or not the balance of the Debt shall be due, and without prejudice to the right of Lender thereafter to bring an action of foreclosure, or any other action, for a default or defaults by Borrower existing at the time such earlier action was commenced.

Section 8.6.            Other Rights, etc.  (a)  The failure of Lender to insist upon strict performance of any term hereof shall not be deemed to be a waiver of any term of this Security Instrument.  Borrower shall not be relieved of Borrower’s obligations hereunder by reason of (i) the failure of Lender to comply with any request of Borrower or any guarantor or indemnitor with respect to the Loan to take any action to foreclose this Security Instrument or otherwise enforce any of the provisions hereof or of the Note or the other Loan Documents, (ii) the release, regardless of consideration, of the whole or any part of the Property, or of any Person liable for the Debt or any portion thereof, or (iii) any agreement or stipulation by Lender extending the time of payment or otherwise modifying or supplementing the terms of the Note, this Security Instrument or the other Loan Documents.

(b)           It is agreed that the risk of loss or damage to the Property is on Borrower, and Lender shall have no liability whatsoever for decline in the value of the Property, for failure to maintain the insurance policies required to be maintained pursuant to the Loan Agreement, or for failure to determine whether insurance in force is adequate as to the amount of risks insured.  Possession by Lender shall not be deemed an election of judicial relief if any such possession is requested or obtained with respect to any Property or collateral not in Lender’s possession.

(c)           Lender may resort for the payment of the Debt to any other security held by Lender in such order and manner as Lender, in its discretion, may elect.  Lender may take action to recover the Debt, or any portion thereof, or to enforce any covenant hereof without prejudice to the right of Lender thereafter to foreclose this Security Instrument.  The rights of Lender under this Security Instrument shall be separate, distinct and cumulative and none shall be given effect to the exclusion of the others.  No act of Lender shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision.  Lender shall not be limited exclusively to the rights and remedies herein stated but shall be entitled to every right and remedy now or hereafter afforded at law or in equity.

Section 8.7.            Right to Release Any Portion of the Property.  Lender may release any portion of the Property for such consideration as Lender may require without, as to the remainder of the Property, in any way impairing or affecting the lien or priority of this Security Instrument, or improving the position of any subordinate lienholder with respect thereto, except to the extent that the obligations hereunder shall have been reduced by the actual monetary consideration, if any, received by Lender for such release, and may accept by assignment, pledge or otherwise any other property in place thereof as Lender may require without being accountable for so doing to any other lienholder.  This Security Instrument shall continue as a lien and security interest in the remaining portion of the Property.

Section 8.8.            Right of Entry.  Upon reasonable notice to Borrower, Lender and its agents shall have the right to enter and inspect the Property at all reasonable times.

Section 8.9.            Bankruptcy.  (a)  Upon the occurrence and during the continuance of an Event of Default, Lender shall have the right to proceed in its own name or in the name of Borrower in respect of any claim, suit, action or proceeding relating to the rejection of any Lease, including, without limitation, the right to file and prosecute, to the exclusion of Borrower, any proofs of claim, complaints, motions, applications, notices and other documents, in any case in respect of the lessee under such Lease under the Bankruptcy Code.

(b)           If there shall be filed by or against Borrower a petition under the Bankruptcy Code and Borrower, as lessor under any Lease, shall determine to reject such Lease pursuant to Section 365(a) of the Bankruptcy Code, then Borrower shall give Lender not less than ten (10) days’ prior notice of the date on which Borrower shall apply to the bankruptcy court for authority to reject the Lease.  Lender shall have the right, but not the obligation, to serve upon Borrower within such ten-day period a notice stating that (i) Lender demands that Borrower assume and assign the Lease to Lender pursuant to Section 365 of the Bankruptcy Code and (ii) Lender covenants to cure or provide adequate assurance of future performance under the Lease.  If Lender serves upon Borrower the notice described in the preceding sentence, Borrower shall not seek to reject the Lease and shall comply with the demand provided for in clause (i) of the preceding sentence within thirty (30) days after the notice shall have been given, subject to the performance by Lender of the covenant provided for in clause (ii) of the preceding sentence.

Section 8.10.          Subrogation.  If any or all of the proceeds of the Note have been used to extinguish, extend or renew any indebtedness heretofore existing against the Property, then, to the extent of the funds so used, Lender shall be subrogated to all of the rights, claims, liens, titles, and interests existing against the Property heretofore held by, or in favor of, the holder of such indebtedness and such former rights, claims, liens, titles, and interests, if any, are not waived but rather are continued in full force and effect in favor of Lender and are merged with the lien and security interest created herein as cumulative security for the repayment of the Debt, the performance and discharge of the Other Obligations.

Article 9  –  Environmental Hazards

Section 9.1.            Environmental Covenants.  Borrower has provided representations, warranties and covenants regarding environmental matters set forth in the Environmental Indemnity and Borrower shall comply with the aforesaid covenants regarding environmental matters.

Article 10  –  Waivers

Section 10.1.          Marshalling and Other Matters.  Borrower hereby waives, to the extent permitted by law, the benefit of all Legal Requirements now or hereafter in force regarding appraisement, valuation, stay, extension, reinstatement and redemption and all rights of marshalling in the event of any sale hereunder of the Property or any part thereof or any interest therein.  Further, Borrower hereby expressly waives any and all rights of redemption from sale under any order or decree of foreclosure of this Security Instrument on behalf of Borrower, and on behalf of each and every Person acquiring any interest in or title to the Property subsequent to the date of this Security Instrument and on behalf of all Persons to the extent permitted by Legal Requirements.

Section 10.2.          Waiver of Notice.  Borrower shall not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Security Instrument or the Loan Agreement specifically and expressly provides for the giving of notice by Lender to Borrower and except with respect to matters for which Borrower is not permitted by Legal Requirements to waive its right to receive notice, and Borrower hereby expressly waives the right to receive any notice from Lender with respect to any matter for which this Security Instrument does not specifically and expressly provide for the giving of notice by Lender to Borrower.

Section 10.3.          Intentionally Omitted.

Section 10.4.          Sole Discretion of Lender.  Whenever pursuant to this Security Instrument, Lender exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Lender, the decision of Lender to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically herein provided) be in the sole (but reasonable) discretion of Lender and shall be final and conclusive.

Section 10.5.          Waiver of Trial by Jury.  BORROWER AND LENDER EACH HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH.  THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER AND LENDER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE.  EACH OF LENDER AND BORROWER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY BORROWER AND LENDER.

Section 10.6.          Waiver of Foreclosure Defense.  Borrower hereby waives any defense Borrower might assert or have by reason of Lender’s failure to make any tenant or lessee of the Property a party defendant in any foreclosure proceeding or action instituted by Lender.

Article 11  – Intentionally Omitted

Article 12 –  Notices

Section 12.1.          Notices.  All notices or other written communications hereunder shall be delivered in accordance with the applicable terms and conditions of the Loan Agreement.

Article 13  –  Applicable Law

Section 13.1.          Governing Law.  This Security Instrument shall be governed, construed, applied and enforced in accordance with the laws of the state in which the Property is located and the applicable laws of the United States of America.

Section 13.2.                      Provisions Subject to Applicable Law.  All rights, powers and remedies provided in this Security Instrument may be exercised only to the extent that the exercise thereof does not violate any applicable provisions of law and are intended to be limited to the extent necessary so that they will not render this Security Instrument invalid, unenforceable or not entitled to be recorded, registered or filed under the provisions of any applicable law.  If any term of this Security Instrument or any application thereof shall be invalid or unenforceable, the remainder of this Security Instrument and any other application of the term shall not be affected thereby.

Article 14  –  Definitions

Section 14.1.          General Definitions.  (a) Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Security Instrument may be used interchangeably in singular or plural form and the word “Borrower” shall mean “each Borrower and any subsequent owner or owners of the Property or any part thereof or any interest therein,” the word “Holdco” shall mean “each Holdco and any subsequent owner or owners of the Property or any part thereof or any interest therein,” the word “Tenantco” shall mean shall mean “each Tenantco and any subsequent owner or owners of the Property or any part thereof or any interest therein,” the word “Lender” shall mean “Lender and any of Lender’s successors and assigns,” the word “Note” shall mean “the Note and any other evidence of indebtedness secured by this Security Instrument,” the word “Property” shall include any portion of the Property and any interest therein, and the phrases “attorneys’ fees”, “legal fees” and “counsel fees” shall include any and all attorneys’, paralegal and law clerk fees and disbursements, including, but not limited to, fees and disbursements at the pre-trial, trial and appellate levels incurred or paid by Lender in protecting its interest in the Property, the Leases and the Rents and enforcing its rights hereunder.

(b)           The parties hereto acknowledge that the defined term “Borrower” has been defined to collectively include each Borrower.  It is the intent of the parties hereto in making any determination under this Security Instrument, including, without limitation, in determining whether (a) a breach of a representation, warranty or a covenant has occurred, (b) there has occurred a Default or Event of Default, or (c) an event has occurred which would create recourse obligations under Section 9.4 of this Loan Agreement, that any such breach, occurrence or event with respect to either Borrower shall be deemed to be such a breach, occurrence or event with respect to both Borrowers and that both Borrowers need not have been involved with such breach, occurrence or event in order for the same to be deemed such a breach, occurrence or event with respect to each Borrower.

Article 15  –  Miscellaneous Provisions

Section 15.1.          No Oral Change.  This Security Instrument, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Borrower or Lender, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

Section 15.2.          Successors and Assigns.  This Security Instrument shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns forever.

Section 15.3.          Inapplicable Provisions.  If any term, covenant or condition of the Loan Agreement, the Note or this Security Instrument is held to be invalid, illegal or unenforceable in any respect, the Loan Agreement, the Note and this Security Instrument shall be construed without such provision.

Section 15.4.          Headings, etc.  The headings and captions of various Sections of this Security Instrument are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

Section 15.5.          Number and Gender.  Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

Section 15.6.          Entire Agreement.  This Security Instrument and the other Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements among or between such parties, whether oral or written, are superseded by the terms of this Security Instrument and the other Loan Documents.

Section 15.7.          Limitation on Lender’s Responsibility.  No provision of this Security Instrument shall operate to place any obligation or liability for the control, care, management or repair of the Property upon Lender, nor shall it operate to make Lender responsible or liable for any waste committed on the Property by the tenants or any other Person, or for any dangerous or defective condition of the Property, or for any negligence in the management, upkeep, repair or control of the Property resulting in loss or injury or death to any tenant, licensee, employee or stranger.  Nothing herein contained shall be construed as constituting Lender a “mortgagee in possession.”

Article 16  –  State-Specific Provisions

Section 16.1.          Principles of Construction.  In the event of any inconsistencies between the terms and conditions of this Article 19 and the terms and conditions of this Security Instrument, the terms and conditions of this Article 19 shall control and be binding.

Section 16.2.          Modification of Remedies Section.

(a)           Section 8.1(b) of this Security Instrument entitled “Remedies” is hereby deleted in its entirety and replaced with the following text:

“(b)           sell the Property or any part of the Property pursuant to the procedures provided by applicable law at public sale or sales before the door of the courthouse of the county in which the Property or any part of the Property is situated, to the highest bidder for cash, in order to pay the Debt secured hereby and accrued interest thereon and insurance premiums, liens, assessments, taxes and charges, including utility charges, if any, with accrued interest thereon, and all expenses of the sale and of all proceedings in connection therewith, including reasonable attorneys’ fees, after advertising the time, place and terms of sale once a week for four (4) weeks immediately preceding such sale (but without regard to the number of days) in a newspaper in which Sheriff’s sales are advertised in said county.  At any such public sale, Lender may bid and purchase the property or any part thereof and may execute and deliver to the purchaser a conveyance of the Property or any part thereof in fee simple, with full warranties of title (or without warranties if Lender shall so elect) and to this end, Borrower hereby constitutes and appoints Lender the agent and attorney-in-fact of Borrower to make such sale and conveyance, and thereby to divest Borrower of all right, title, interest, equity and equity of redemption that Borrower may have in and to the Property and to vest the same in the purchaser or purchasers at such sale or sales, and all the acts and doings of said agent and attorney-in-fact are hereby ratified and confirmed and any recitals in said conveyance or conveyances as to facts essential to a valid sale shall be binding upon Borrower.  The aforesaid power of sale and agency hereby granted are coupled with an interest and are irrevocable by death or otherwise, are granted as cumulative of the other remedies provided hereby or by law for collection of the Debt secured hereby and shall not be exhausted by one exercise thereof but may be exercised until full payment of all Debt secured hereby.  In the event of any such sale under power by Lender, Borrower shall be deemed a tenant holding over and shall forthwith deliver possession to the purchaser or purchasers at such sale or be summarily dispossessed according to provision of law applicable to tenants holding over;”

(b)           The text “as a matter of strict right” is hereby inserted to the beginning of Section 8.1(g) of this Security Instrument entitled “Remedies”.

Section 16.3.          Attorney’s Fees.  Whenever in this Security Instrument the phrase “reasonable attorneys’ fees” or similar phrase is used, in determining the amount of reasonable attorney’s fees, the provisions of O.C.G.A. Section 13-1-11(a)(2) shall not apply, and the parties hereby waive said Section.

Section 16.4.          Waiver of Borower’s Rights. BY EXECUTION OF THIS SECURITY INSTRUMENT, BORROWER EXPRESSLY: (A) ACKNOWLEDGES THE RIGHT OF LENDER TO ACCELERATE THE INDEBTEDNESS EVIDENCED BY THE NOTE AND ANY OTHER INDEBTEDNESS AND THE POWER OF ATTORNEY GIVEN HEREIN TO LENDER TO SELL THE PREMISES BY NONJUDICIAL FORECLOSURE UPON THE OCCURRENCE AND DURING THE CONTINUANCE OF AN EVENT OF DEFAULT WITHOUT ANY JUDICIAL HEARING AND WITHOUT ANY NOTICE OTHER THAN SUCH NOTICE (IF ANY) AS IS SPECIFICALLY REQUIRED TO BE GIVEN UNDER THE PROVISIONS OF THIS SECURITY INSTRUMENT; (B) WAIVES ANY AND ALL RIGHTS WHICH BORROWER MAY HAVE UNDER THE CONSTITUTION OF THE UNITED STATES OF AMERICA (INCLUDING WITHOUT LIMITATION, THE FIFTH AND FOURTEENTH AMENDMENTS THEREOF) THE VARIOUS PROVISIONS OF THE CONSTITUTIONS FOR THE SEVERAL STATES, OR BY REASON OF ANY OTHER APPLICABLE LAW, (1) TO NOTICE AND TO JUDICIAL HEARING PRIOR TO THE EXERCISE BY LENDER OF ANY RIGHT OR REMEDY HEREIN PROVIDED TO LENDER, EXCEPT SUCH NOTICE (IF ANY) AS IS SPECIFICALLY REQUIRED TO BE GIVEN UNDER THE PROVISIONS OF THIS SECURITY INSTRUMENT, THE NOTE, THE LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS AND (2) CONCERNING THE APPLICATION, RIGHTS OR BENEFITS OF ANY STATUTE OF LIMITATION OR ANY MORATORIUM, REINSTATEMENT, MARSHALLING, FORBEARANCE, APPRAISEMENT, VALUATION, STAY, EXTENSION, HOMESTEAD, EXEMPTION OR REDEMPTION LAWS; (C) ACKNOWLEDGES THAT BORROWER HAS READ THIS SECURITY INSTRUMENT AND ANY AND ALL QUESTIONS OF BORROWER REGARDING THE LEGAL EFFECT OF THIS SECURITY INSTRUMENT AND ITS PROVISIONS HAVE BEEN EXPLAINED FULLY TO BORROWER, AND BORROWER HAS CONSULTED WITH COUNSEL OF BORROWER’S CHOICE PRIOR TO EXECUTING THIS SECURITY INSTRUMENT; AND (D) ACKNOWLEDGES THAT ALL WAIVERS OF THE AFORESAID RIGHTS OF BORROWER HAVE BEEN MADE KNOWINGLY, INTENTIONALLY AND WILLINGLY BY BORROWER AS PART OF A BARGAINED FOR LOAN TRANSACTION.

Section 16.5.          Security Title.  The words “lien and security interest hereof,” or words of similar import shall mean the liens, security interests and security title herein conveyed.

Article 17 - Ground Lease Provisions

Section 17.1.          No Merger of Fee and Leasehold Estates; Releases.  So long as any portion of the Debt shall remain unpaid, unless Lender shall otherwise consent, the fee title to the Land and the Leasehold Estate shall not merge but shall always be kept separate and distinct, notwithstanding the union of such estates in Holdco, Tenantco, or in any other Person by purchase, operation of law or otherwise.  Lender reserves the right, at any time, to release portions of the Property, including, but not limited to, the Leasehold Estate, with or without consideration, at Lender’s election, without waiving or affecting any of its rights hereunder or under the Note or the other Loan Documents and any such release shall not affect Lender’s rights in connection with the portion of the Property not so released.

Section 17.2.          Intentionally omitted.

Section 17.3.          Bankruptcy.

(a)           Subject to the terms of the Loan Agreement, Tenantco shall not, in any event, including the bankruptcy, reorganization or insolvency of Holdco or Tenantco, (i) surrender its leasehold estate, or any portion thereof, nor terminate, cancel or acquiesce in the rejection of the Ground Lease; (ii) consent or fail to object to any attempt by Holdco to sell or transfer its interest in the Land and the Improvements free and clear of the Ground Lease; or (iii) modify, change, supplement, alter or amend the Ground Lease in any respect, either orally or in writing.  Subject to the terms of the Loan Agreement, Tenantco does hereby expressly release, assign, relinquish and surrender unto Lender all its right, power and authority to terminate, cancel, acquiesce in the rejection of, consent or object to any attempted transfer Holdco’s interest in the Land and the Improvements free and clear of the Ground Lease, or modify, change, supplement, alter or amend the Ground Lease in any respect, either orally or in writing, at any time, including in the event of the bankruptcy, reorganization or insolvency of Tenantco or Holdco under the Ground Lease, and any attempt on the part of Tenantco to exercise any such right without the consent of Lender shall be null and void.  Notwithstanding the foregoing, in the event of a threatened termination of the Ground Lease due to the bankruptcy, reorganization or insolvency of Tenantco, Tenantco shall, at Lender’s election, absolutely assign to Lender, in lieu of such termination, all of Tenantco’s right, title and interest in and to the Ground Lease.

(b)           In the event the Ground Lease is rejected by Holdco, as debtor in possession, or by a trustee for Holdco, pursuant to Section 365 of the Bankruptcy Code, Tenantco shall not exercise its right to elect under Section 365(h)(1) of the Bankruptcy Code to terminate or treat the Ground Lease as terminated.  Any such election made shall be null and void.  In any event, Tenantco hereby waives, for the benefit of Lender, its successors and assigns only, and not enforceable by anyone else, the provisions of Section 365 of the Bankruptcy Code, or of any statute or rule of law now or hereafter in effect which gives or purports to give Tenantco any right of election to terminate the Ground Lease, to acquiesce in the termination of the Ground Lease or to surrender possession of the Property in the event of the bankruptcy, reorganization or insolvency of Tenantco or any other party including, without limitation, Holdco.

(c)           In the event Holdco, as debtor in possession, or by a trustee for Holdco, attempts to transfer its interest in the Land and the Improvements free and clear of the Ground Lease pursuant to Section 363 of the Bankruptcy Code, Tenantco shall not consent, acquiesce or fail to object to such attempted transfer.  Any such consent, acquiescence or failure to object made shall be null and void.  In any event, Tenantco hereby waives, for the benefit of Lender, its successors and assigns only, and not enforceable by anyone else, the provisions of Section 363 of the Bankruptcy Code, or of any statute or rule of law now or hereafter in effect which gives or purports to give Tenantco any right to consent to or acquiesce in the transfer of the Holdco’s interest in the Land and the Improvements free and clear of the Ground Lease, to acquiesce in the termination of the Ground Lease or to surrender possession of the Property in the event of the bankruptcy, reorganization or insolvency of Holdco or any other party.

[NO FURTHER TEXT ON THIS PAGE]

IN WITNESS WHEREOF, this Security Instrument has been executed by the undersigned as of the day and year first above written.

MOODY NATIONAL RI PERIMETER MASTER TENANT, LLC

By:	/s/ Brett C. Moody
Name:	Brett C. Moody
Title:	President

Signed, sealed and delivered on the 8th day

of April, 2010 in the presence of:

[ILLEGIBLE]
Unofficial Witness

/s/ Lisa D. Taylor
Notary Public

My Commission Expires:

January 25, 2014

[NOTARIAL SEAL]

MOODY NATIONAL RI PERIMETER HOLDING, LLC

By:	/s/ Brett C. Moody
Name:	Brett C. Moody
Title:	President

Signed, sealed and delivered on the 8th day

of April, 2010 in the presence of:

[ILLEGIBLE]
Unofficial Witness

/s/ Lisa D. Taylor
Notary Public

My Commission Expires:

January 25, 2014

[NOTARIAL SEAL]